Exhibit 32.2


Certification of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Buckeye Partners, L.P. (the "Partnership") on Form 10-Q for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Steven C. Ramsey, Chief Financial Officer of the Partnership's General Partner, hereby certifies that:

   (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Date: July 29, 2003  /s/ Steven C. Ramsey

                          Steven C. Ramsey
                          Senior Vice President, Finance
                           and Chief Financial Officer
                          Buckeye Pipe Line Company
                           as General Partner of Buckeye Partners, L.P.